SLR International Corporation
1658 Cole Blvd, Suite 100, Lakewood, Colorado, 80401

Consent of Expert

Exhibit 23.2
The undersigned hereby consents to the use of and reference to its name, and the information contained in SSR Mining Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023 that it reviewed and approved, as described or incorporated by reference in SSR Mining Inc.’s Registration Statement on Form S-8, filed with the United States Securities and Exchange Commission on December 18, 2024.
Dated this 18th day of December, 2024.
SLR International Corporation
Per:

(Signed) Grant A. Malensek

Grant A. Malensek, M.Eng., P.Eng.
Global technical Director – US Mining Advisory

1